Exhibit 99.2

Bloom Energy Corporation Prices Upsized $200.0 Million Green Convertible Senior Notes Offering

SAN JOSE, Calif., August 6, 2020—Bloom Energy Corporation (NYSE: BE) today announced the pricing of its offering of $200.0 million aggregate principal amount of 2.50% green convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $135.0 million aggregate principal amount of notes. The issuance and sale of the notes is scheduled to settle on August 11, 2020, subject to customary closing conditions. Bloom Energy also granted the initial purchaser of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $30.0 million principal amount of notes.

The notes will be senior, unsecured obligations of Bloom Energy and will accrue interest at a rate of 2.50% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The notes will mature on August 15, 2025, unless earlier repurchased, redeemed or converted. Before May 15, 2025, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after May 15, 2025, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Bloom Energy will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Bloom Energy’s election. The initial conversion rate is 61.6808 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $16.21 per share of Class A common stock. The initial conversion price represents a premium of approximately 25.0% over the last reported sale price of $12.97 per share of Bloom Energy’s Class A common stock on August 6, 2020. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Bloom Energy will, in certain circumstances, increase the conversion rate for a specified time for holder who convert their notes in connection with that make-whole fundamental change.

The notes will be redeemable, in whole or in part, for cash at Bloom Energy’s option at any time, and from time to time, on or after August 21, 2023 and on or before the 26th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Bloom Energy’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Bloom Energy calls any or all notes for redemption, holders of notes called for redemption may convert their notes during the related redemption conversion period, and any such conversion will also constitute a “make-whole fundamental change” with respect to the notes so converted.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Bloom Energy to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Bloom Energy estimates that the net proceeds from this offering will be approximately $193.1 million (or approximately $222.2 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting the initial purchaser’s discounts and commissions and its estimated offering expenses. Bloom Energy intends to use (i) approximately $96.6 million of the net proceeds from this offering to offer to redeem a portion of its outstanding 10% Convertible Promissory Notes due 2021 (assuming no exercise of the initial purchaser’s option to purchase additional notes), and (ii) approximately $82.2 million of the net proceeds from this offering to redeem its outstanding 10% Senior Secured Notes due 2024. Bloom Energy intends to use the remainder of the net proceeds of this offering for other business purposes, including research and development and sales and marketing activities, general and administrative matters and capital expenditures. Pursuant to the indenture governing the 10% Convertible Promissory Notes due 2021, Bloom Energy is required to use 50% of the net proceeds from this offering to offer to redeem the 10% Convertible Promissory Notes due 2021. Because holders can convert the 10% Convertible Promissory Notes due 2021 prior to the redemption date or can decline to have such notes redeemed in connection with such redemption offer, Bloom Energy may not use the entire amount of approximately $96.6 million to redeem the 10% Convertible Promissory Notes due 2021, in which case Bloom Energy will use any additional proceeds for other business purposes as noted above.

In addition, Bloom Energy intends to allocate an amount equal to the net proceeds to refinance or finance, in whole or in part, new or on-going renewable projects that meet the “Eligibility Criteria” (as defined in the offering disclosure in respect of the notes).

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom Energy’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds.

Forward-looking statements represent Bloom Energy’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Bloom Energy’s business, including those described in periodic reports that Bloom Energy files from time to time with the Securities Exchange Commission. Bloom Energy may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Bloom Energy does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investor Relations:

Mark Mesler

Bloom Energy

+1 (408) 543-1743

Mark.Mesler@bloomenergy.com

Media:

Erica Osian

Bloom Energy

+1 (401) 714-6883

Erica.Osian@bloomenergy.com